Exhibit 99.1

Cbeyond Contact:

Kurt Abkemeier

Vice President, Finance and Treasurer

678-370-2887

Kurt.abkemeier@cbeyond.net

Cbeyond Announces Preliminary Settlement in Derivative Lawsuit

ATLANTA (October 23, 2009) – Cbeyond, Inc. (NASDAQ: CBEY) announced today that the Superior Court of Fulton County, Georgia issued an order granting preliminary approval of the settlement of the previously disclosed derivative lawsuit captioned In re Cbeyond, Inc. Derivative Litigation. Although defendants continue to deny plaintiffs’ allegations, the Company believes it is in the best interests of its stockholders to focus its attention on its business and put the matter behind it. The settlement is subject to final approval by the Court. As described in the attached Notice, the settlement provides, among other things, for payment of fees and expenses incurred by plaintiffs’ counsel in the amount of $200,000 that will be paid by the Company’s Directors’ and Officers’ insurance policy and will have no impact on Cbeyond’s financial statements.

As a routine part of the settlement process, the Court has approved the publication of the Notice of Settlement set out below which contains additional details about the lawsuit and the settlement.

In the Superior Court of Fulton County State of Georgia, In re Cbeyond, Inc. Derivative Litigation, Civil Action No. 2008CV157216

To:	All current record holders and beneficial owners of common stock of Cbeyond, inc. (“Cbeyond” or the “Company”) as of September 24, 2009 (each a “Current Cbeyond Stockholder”). PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL CBEYOND STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the “Action”), is being settled, subject to final Court approval. The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated September 24, 2009 (the “Stipulation”). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. All capitalized terms herein have the same meanings as set forth in the Stipulation.

Generally, plaintiffs in the Action alleged inter alia, that between approximately November 1, 2007 and February 2008, the Individual Defendants caused the Company to issue materially false or misleading statements and omissions concerning the Company’s financial well-being and future prospects. Specifically, Plaintiffs alleged that the Individual Defendants failed to disclose and/or purposely misled investors regarding Cbeyond’s customer attrition rate (the “Churn Rate”), which was allegedly much higher than disclosed by the Company through the Individual Defendants. Defendants have denied, and continue to deny, any wrongdoing and deny further that the Company or its stockholders were harmed or damaged by any conduct alleged in the Action.

The terms of the Settlement set forth in the Stipulation include: (1) the adoption and/or implementation of a variety of corporate governance measures, including measures that relate to and address many of the underlying issues in the Action, including, but not limited to, disclosure of Company’s corporate governance guidelines on the Company’s website; endeavoring to maintain three directors on the Company’s Nominating and Corporate Governance Committee; revisions to the Company’s Audit Committee Charter; revisions to the Company’s indemnification agreements with the defendants named in the Action; and (2) payment by Cbeyond’s primary directors’ and officers’ liability insurance carrier of Plaintiffs’ Counsel’s attorney fees and expenses in the amount of $200,000, subject to Court approval (the “Fee and Expense Award”).

A final settlement hearing (the “Settlement Hearing”) will be held in the Action on December 3, 2009, at 2:00 p.m. before the Hon. Melvin K. Westmoreland in Courtroom 4A at the Superior Court of Fulton County, Georgia, 185 Central Avenue, SW, Justice Center Tower, 30303, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable and adequate, including the payment of the Fee and Expense Award; and (2) whether the above-entitled Action should be dismissed on the merits and with prejudice as to the Released Persons.

If you are a Current Cbeyond Stockholder, your rights may be affected by the Settlement. Any Current Cbeyond Stockholder who objects to the Settlement or any of its terms, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiffs’ counsel and Defendants’ counsel shall be heard and no papers, briefs, pleadings or other documents submitted by any such Person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen (14) days prior to the Settlement Hearing such Person:

A.	files with the Clerk of the Superior Court of Georgia, Fulton County, 185 Central Avenue, Suite T-4655, Atlanta, Georgia 30303, a written objection containing (1) the name of the case and case number; (2) the Person’s name, address and telephone number; (3) the number of shares of Cbeyond common stock the Person owns; (4) the date(s) of purchase of such shares, and a statement as to whether the Person will own such shares as of the date of the Settlement Hearing; (5) a detailed statement of the basis for the Person’s objections to or comments upon the Settlement, Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (6) any supporting papers, including all documents and writings that the person desires the Court to consider; (7) a representation as to whether the Person intends to appear at the Settlement Hearing; (8) a representation as to whether the Person plans on calling any witness(es) at the Settlement Hearing; and (9) the identities of any witness(es) the Person plans to call at the Settlement Hearing; and

B.	on or before the date of such filing, serves the same documents by first class mail upon the following counsel of record:

PLAINTIFFS’ COUNSEL	CBEYOND’S COUNSEL

Robin Winchester BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087	Michael J. Faris LATHAM & WATKINS LLP Sears Tower, Suite 5800 233 South Wacker Drive Chicago, IL 60606

Scott P. Hilsen ALSTON & BIRD LLP 1201 West Peachtree Street One Atlantic Center Atlanta, GA 30309

Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, to any Judgment entered thereon, to the attorneys’ fees and expenses, or to otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any Current Cbeyond Stockholder who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection and will be barred for all time by the Order and Final Judgment of the Court. Current Cbeyond Stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

This Notice describing the Action was published as a Company Current Report on Form 8-K on October 23, 2009, and filed with the United States Securities and Exchange Commission (the “SEC”) on that date. You may obtain a copy of this Notice by referring to the SEC’s website at http://www.sec.gov.

If you have questions regarding the proposed Settlement, please do not call or write the Court. Questions may be directed to:

PLAINTIFFS’ COUNSEL

Robin Winchester

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 46,000 small businesses throughout the United States. Recently named as the sixth fastest growing technology company by Forbes magazine, and added to Standard & Poor’s Small Cap S&P 600 Index, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond delivers these services over a 100 percent private all IP network. For more information on Cbeyond, visit www.cbeyond.net.

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